CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Combined Proxy Statement and Prospectus on Form N-14 of our reports dated April 10, 2006 for the Florida Intermediate Tax-Free Fund (a Series of the T. Rowe Price State Tax-Free Income Trust) and the T. Rowe Price Tax-Free Intermediate Bond Fund, Inc. and December 12, 2005 for the T. Rowe Price Summit Municipal Intermediate Fund (a series of the T. Rowe Price Summit Municipal Funds, Inc.), relating to the financial statements and financial highlights which appear in the February 28, 2006 Annual Reports to Shareholders of the Florida Intermediate Tax-Free Fund and the T. Rowe Price Tax-Free Intermediate Bond Fund, Inc. and the October 31, 2005 Annual Report to Shareholders of the T. Rowe Price Summit Municipal Intermediate Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Combined Proxy Statement and Prospectus.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
July 24, 2006